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                                                                    EXHIBIT 10.6

            Third Amendment to Lease Agreement, between Anco Company Galaxy Nutritional Foods, Inc., dated as of August 14, 2001


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                       THIRD AMENDMENT TO LEASE AGREEMENT

         THIS THIRD AMENDMENT TO LEASE AGREEMENT (the "Amendment") made and entered into as of the 14th day of August, 2001 by and between ANCO COMPANY, a Florida general partnership (hereinafter referred to as the "Landlord"), and GALAXY NUTRITIONAL FOODS, INC. (f/k/a GALAXY FOODS COMPANY and f/k/a GALAXY CHEESE COMPANY), a Delaware corporation registered to do business in Florida (hereinafter referred to as the "Tenant").

                               WITNESETH:

         WHEREAS, the Landlord and the Tenant entered into that certain Lease Agreement (the "Original Lease") dated as of the 13th day of November, 1991, pursuant to which the Tenant leased from the Landlord certain premises (the "Premises") generally described as that certain building located at 2441 Viscount Row, Orlando Central Park, Orlando, Orange County, Florida, and certain surrounding land located at the same address; and

         WHEREAS, the Landlord and Tenant entered into that certain First Amendment to Lease Agreement dated as of April 1, 1994 (the "First Lease Amendment") amending certain provisions of the Original Lease; and

         WHEREAS, the Landlord and the Tenant entered into that certain Second Amendment to Lease Agreement dated as of the 13th day of November, 1996 (the "Second Lease Amendment") amending certain provisions of the Original Lease, as amended; and

         WHEREAS, the Landlord and the Tenant acknowledge that they have successfully concluded negotiations for an additional five (5) year extension period and they wish to confirm this renewal term and further amend the Original Lease, as amended, for the purposes set forth in this Amendment.

         NOW, THEREFORE, The Landlord and the Tenant do hereby agree as follows:

         1. DEFINITIONS. Unless expressly defined in this Amendment, capitalized terms contained herein shall have the meanings set forth in the Lease. The term "Lease" from and after the date of this Amendment shall refer to the Original Lease, as amended by the First Lease Amendment, the Second Lease Amendment and this Amendment.

         2. RENEWAL TERM. The parties hereto agree that the Term shall be renewed for a five (5) year term commencing on November 13, 2001 and ending at midnight (Orlando, Florida time) on November 12, 2006.

         3. AMENDMENTS TO LEASE. The Lease is hereby amended as follows:

                  a. Paragraph 3(a) of the Lease is hereby amended by deleting subparagraph (a) in its entirety and by substituting therefor the following:


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                  "(a) For the Term of this Lease, Tenant agrees to pay to
                  Landlord a basic annual rental (the "Base Rent" or "Base Rental") in the amount of Two Hundred Eighty Thousand Four Hundred Eighty One and 42/100 Dollars ($280,481.42) and annual rental for the Expanded Parking Lot (the "Expanded Parking Lot Rent" or "Expanded Parking Lot Rental") in the amount of Forty Nine Thousand Five Hundred Ninety Three and 75/100 Dollars ($49,593.75). The Base Rent and the Expanded Parking Lot Rent, each respectively, shall be paid in twelve (12) equal monthly installments of Twenty Three Thousand Three Hundred Seventy Three and 45/100 Dollars ($23,373.45) and Four Thousand One Hundred Thirty Two and 81/100 Dollars ($4,132.81), and shall be due and payable in legal tender of the United States of America in advance without notice, demand, deduction or set-off of any kind except as provided herein on the first
                  (1st) day of each month; provided, however, if the Term begins on a date other than the first (1st) day of the month or this Lease terminates on a date other than the last day of the month, the monthly rental installment and other charges herein provided shall be prorated to the day of commencement or termination. The parties further agree that if all or any portion of the Landlord Equipment is returned by Tenant to the Landlord for any reason, neither the Base Rent nor the Expanded Parking Lot Rent shall be adjusted.

                  Further, Tenant agrees to pay to Landlord the total amount of Forty Thousand Dollars ($40,000.00) (the "Maintenance Payment"). The Maintenance Payment shall be paid in sixty (60) monthly installments of Six Hundred Sixty-Six and 66/100 Dollars ($666.66), and shall be due and payable in legal tender of the United States of America without notice, demand, deduction or set off of any kind except as provided herein commencing on December 1, 2001 and on the first (1st) day of each month thereafter, payable with each monthly payment of Base Rental and Expanded Parking Lot Rent; provided, however, that the unpaid balance of the Maintenance Payment shall be accelerated and paid in full upon the earlier to occur of (i) a default by Tenant under this Lease which is not cured within any applicable cure period, (ii) the termination of this Lease for any reason, or (iii) the purchase of the Premises by the Tenant. In consideration of Tenant's agreement to pay the Maintenance Payment as provided herein, Landlord covenants to engage a contractor (Structural Waterproofing Co. of Florida) to perform certain one-time structural maintenance of the Building exterior (not including the recently constructed addition to the Building), the contract for which will include exterior facade waterproofing and window caulking as described on Exhibit "A" attached hereto [provided, however, Landlord does not warrant the services described in said contract]."

                  b. Paragraph 26 of the Lease is hereby amended by deleting the provisions thereof in their entirety and by substituting the following:

         "Landlord shall have no obligations to maintain the Building or any components of the Premises. In addition to its maintenance and repair obligations set forth in paragraph 9


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         hereof, Tenant at its sole cost and expense shall keep or have kept in good repair and order and shall replace as necessary all structural components of the Building (including, but not limited to, the roof, foundation, load bearing walls/columns, HVAC, plate glass, etc.) and all structural repairs and replacements made or required as a result of any improvements to the Premises made by the Tenant (including, but not limited to, the Buildout Improvements, the air conditioning system, the roof, the new sewer pipes, the electrical system and the telephone system). Landlord shall have the right to inspect the Premises upon reasonable advance notice to Tenant and, in the event that Tenant fails to undertake such maintenance or repairs promptly, Landlord shall have the right to maintain and repair the Building or Premises as it may deem advisable and Tenant shall reimburse Landlord for the reasonable cost and expense thereof."

                  c. Paragraph 30 of the Lease is hereby amended by deleting subparagraph (a) under "As to the Landlord" as the same now exists in its entirety and by substituting in lieu thereof the following (the balance of said paragraph 30 shall remain without change):

         "(a)     By personal delivery with written receipt therefor or by FAX
         (telecopy) or by Certified U.S. mail sent Postage Prepaid, Return Receipt Requested to Landlord, at 7550 Hinson Street, #4-B Orlando, Florida 32819 with a required copy to c/o Stella Mount, 2901 Helen Avenue, Orlando, FL 32804 (Fax: 407-246-0020)."

                  d. The following sentence is hereby added to paragraph 43 of the Lease:

         "Tenant acknowledges that it has consulted with Julien J. Studley, Inc. ("Studley") and agrees to indemnify and hold the Landlord harmless against any claim or demand made by Studley or any of its employees or agents for any commissions, payments or fees whatsoever with respect to the purchase of the Property by Tenant, the extension of this Lease and any other consultations Tenant may have had with Studley."

         4. ADDITIONAL CLAUSES. The parties agree that the following paragraphs are hereby included in the Lease:

         51. Notwithstanding anything in this Lease to the contrary, Tenant represents and warrants to the Landlord that no "Hazardous Materials" (as hereinafter defined) at any time during the term of this Lease are or were actually or allegedly generated, stored, treated, released, disposed of, used or otherwise located on or at the Premises in violation of applicable law, and, further, Tenant agrees to indemnify and hold Landlord harmless from any and all (i) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence or otherwise based upon, resulting from or in connection with the generation, storage, treatment, release, disposal, or use of any Hazardous Materials on the Premises unless such liabilities were the result of or were related to any activities, acts or omissions of Landlord or its employees, agents, representatives or contractors, and (ii) obligations to take response, cleanup or corrective action pursuant to any investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the


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         foregoing unless related to any activities, acts or omissions of
         Landlord or its employees, agents, representatives or contractors. "Hazardous Materials" shall include but not be limited to substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the common law; and any and all state, local or federal laws, rules, regulations and orders pertaining to environmental, public health or welfare matters, as the same may be amended or supplemented from time to time (collectively, the "Environmental Laws"). The provisions of this paragraph shall survive the expiration or sooner termination of this Lease.

         52. Tenant covenants to provide to Landlord a certificate of insurance certifying the insurance coverage set forth in paragraph 29 of the Lease promptly upon the execution hereof and upon the request of Landlord from time to time during the Term.

         53. During the Term, Tenant shall be responsible at its own cost and expense for mowing and maintaining the appearance of real property adjoining the Premises owned by Landlord as more particularly identified in paragraph 1(b) of the Lease.

         5. RATIFICATION OF LEASE. Except as modified pursuant to the terms of this Amendment, the Landlord and the Tenant do hereby confirm and ratify the Lease and Tenant agrees that it has no claims against the Landlord or offsets or counterclaims under the Lease.

         6. COUNTERPART SIGNATURES. This instrument may be signed in any number of counterpart copies, all of which taken together shall be deemed one and the same original instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

Signed, sealed and delivered                      ANCO COMPANY, a Florida
in the presence of:                               general partnership


  /s/ Donna J. Skora                         By:   /s/ Marie Louise Akesson
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(Signature of Witness)                       Marie Akesson, as general partner


 Donna J. Skora                              Date: August 9, 2001
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(Print Name of Witness)


  /s/ Roxanne L. MacKerron
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(Signature of Witness)

  Roxanne L. MacKerron
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(Print Name of Witness)


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As to the "Landlord"

Signed, sealed and delivered                 GALAXY NUTRITIONAL
in the presence of:                          FOODS, INC. (f/k/a GALAXY FOODS
                                             COMPANY and f/k/a GALAXY CHEESE
                                             COMPANY), a Delaware corporation


 /s/ Dawn M. Robert                          By:   /s/ Angelo S. Morini
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(Signature of Witness)                           Angelo S. Morini, as President

  Dawn M. Robert                             Date: 8-14-01
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(Print Name of Witness)


------------------------------------
(Signature of Witness)

------------------------------------
(Print Name of Witness)
As to the "Tenant"


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                                   Exhibit "A"

TO PRESSURE WASH, PATCH, CAULK, PAINT AND COAT BUILDING USING ELASTOMERIC WATERPROOF COATING. EXCLUDING NEWER ADDITION [TO BUILDING].

                        PRESSURE WASH - COLD WATER BLAST

Using Structural Waterproofing's 3500 SPI pressure blaster, wash all elevations of building from grade to roofline of dirt, mildew, blistered coating and paint oxidation. Structural Waterproofing will take care not to jet water directly into open joints and windows. Stubborn mildew stains will be treated, using a solution of chlorine applied by a low pressure garden sprayer, then rinsed afterward, using clean water. Effervescence to be removed by scraping and brushing with effervescence cleaner and rinsed prior to sealing and coating of building.

                                    CAULKING

Perimeters of exterior windows (masonry to frame) wall mounted lights, doors and vents will be prepped and caulked using Tremco's Dymeric 511 or Sonniborn's NP2 two part urethane sealant or Tremco's Vulkem 933 or Sonniborn's NP1 one part urethane sealant. Joints will be dry tooled to a neat appearance. Other joints include:

         1.       Inside vertical corners on vertical columns.

         2.       Large structural cracks prior to butter grading.

         3.       Open panel joints.

         4.       Joint at base of building where wall meets raised curbing.

                         STRUCTURAL AND HARILINE CRACKS

Structural cracks that are smaller than one-sixteenth (1/16) inch will be patched, using butter grade patching material or equivalent. Larger cracks will be cut out by grinders, cleaned, caulked, and then patched with patching compound, as above.

                            COATING OF VERTICAL WALLS

All exterior masonry vertical surfaces previously treated will be coated, using MAB's Architectural Hi-Build Elastomeric Waterproof coating or equivalent. Surfaces to be treated will receive one application of coating. Color to match. Entrance elevation ceilings to be painted using MAB's Seashore acrylic paint or equivalent. All surfaces to be coated will be sealed using MAB's Loktrite Latex surface conditioner or equivalent prior to coating. Exteriors of ground floor solid metal doors to be prepped, spot-primed and painted, using MAB's Rust-O-Lastic paint or equivalent.